                            FIRST AMENDMENT TO LEASE
                            ------------------------

1.       PARTIES
         -------

         1.1      THIS AGREEMENT made the _________ day of _______________, 2003 is between CWLT ROSELAND EXCHANGE L.L.C. ("Lessor") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and AMERICAN BUSINESS FINANCIAL SERVICES, INC. ("Lessee"), whose address is 111 Presidential Boulevard, Bala Cynwyd, Pennsylvania 19004.

2.       STATEMENT OF FACTS
         ------------------

         2.1 Lessor and Lessee have previously entered into a Lease Agreement dated March 25, 2003 (hereinafter referred to as the "Lease") covering approximately 31,160 gross rentable square feet on the fourth (4th) floor ("Premises") in the building located at 105 Eisenhower Parkway, Roseland, New Jersey ("Building"); and

         2.2      The Term of the Lease is eight (8) years and eight (8) months;
                  and

         2.3 Lessee desires to perform its own tenant improvement work in the Premises; and

         2.4 The parties desire to amend certain terms of the Lease as set forth below.

3.       AGREEMENT
         ---------

                  NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, Lessor and Lessee agree as follows:

         3.1      The above recitals are incorporated herein by reference.

         3.2 All capitalized and non-capitalized terms used in this Agreement which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

         3.3 Paragraph 6 of the Preamble to the Lease is hereby amended by deleting it in its entirety and substituting the following in place thereof: "COMMENCEMENT DATE is May 27, 2003 and shall for purposes hereof be subject to Articles 27 and 43 hereof. In no event shall the Commencement Date be earlier than May 27, 2003."

         3.4 Article 27 of the Lease is hereby amended by deleting it in its entirety and substituting the following in place thereof:
                  "Lessor hereby leases to Lessee and Lessee hereby hires from Lessor the Premises in its "AS-IS" condition for the Term, under the terms and conditions set forth herein, subject to Sections 5m. and 33 of the Lease. Lessor shall have no obligation to perform any tenant improvement work in the Premises. All initial tenant improvement work to be performed by Lessee under this Lease shall be performed in accordance with Exhibit C hereof."

         3.5 Article 43 of the Lease is hereby amended by deleting it in its entirety and substituting the following in place thereof:
                  "Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever cannot deliver possession of the Premises to Lessee at the commencement of the agreed Term as set forth in Article 2, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the Term shall be for the full term as specified above to commence from and after the date Lessor shall have delivered possession of the Premises to Lessee or from the date Lessor would have delivered possession of the Premises to Lessee but for any reason attributable to Lessee (herein the "Commencement Date") and to expire midnight of the day immediately preceding Term anniversary of the Commencement Date, and if requested by Lessor, Lessor and Lessee shall, ratify and confirm said Commencement and Expiration Dates by completing and signing Exhibit G attached hereto and made a part hereof.

                  If Lessee is delayed in substantially completing the Premises on or before May 23, 2003 by reason of Lessor's acts and/or omissions or Force Majeure, then the Commencement Date shall be such number of days after May 27, 2003 as shall be equal to the number of days Lessee is delayed in substantially completing the Premises by reason of Lessor's acts and/or omissions or Force Majeure. Notwithstanding the foregoing, if

                  Lessee is delayed by Force Majeure in substantially completing the Premises for more than thirty (30) days, Lessor shall have the right, but not the obligation, to perform the balance of the work set forth in the construction contract between Lessee and Lessee's contractor at the price set forth therein. In such event, the Commencement Date shall be the earlier of (i) the date Lessee or anyone claiming under or through Lessee shall occupy the Premises for purposes other than constructing tenant improvements in the Premises or (ii) the date Lessor shall substantially complete the Premises.

                  Notwithstanding anything contained in the foregoing paragraphs of this Article to the contrary, any delays in Lessee's substantial completion of the Premises resulting from Lessor's acts or omissions or Force Majeure shall not automatically relieve Lessee of its obligation to commence paying Fixed Basic Rent on the eighth (8th) month anniversary of the Commencement Date. Such delays resulting from Lessor's acts or omissions or Force Majeure must have in fact delayed Lessee's substantial completion of the Premises by more than the number of days between the forty-fifth (45th) day after the date construction drawings for the Premises has been approved by Lessor and Lessee and May 23, 2003.

         3.6      Article 53 is hereby deleted in its entirety.

         3.7 Exhibit C is hereby amended by deleting it in its entirety and substituting the attached Exhibit C in place thereof.

         3.8 Lessee hereby represents to Lessor that (i) there exists no default under the Lease either by Lessee or Lessor; (ii) Lessee is entitled to no credit, free rent or other offset or abatement of the rents due under the Lease; and (iii) there exists no offset, defense or counterclaim to Lessee's obligation under the Lease.

         3.9 Lessee represents to Lessor that no broker brought about this transaction, and agrees to indemnify and hold Lessor harmless from any and all claims of any broker arising out of or in connection with negotiations of, or entering into of, this Agreement.

         3.10 Except as expressly amended herein, the Lease, as amended, shall remain in full force and effect as if the same had been set forth in full herein, and Lessor and Lessee hereby ratify and confirm all of the terms and conditions thereof.

         3.11 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

         3.12 Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

         IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written, and acknowledge one to the other that they possess the requisite authority to enter into this transaction and to sign this Agreement.

LESSOR:                                          LESSEE:
CWLT ROSELAND EXCHANGE L.L.C.                    AMERICAN BUSINESS FINANCIAL
                                                 SERVICES, INC.
By:  Mack-Cali Texas Property L.P., member
By:  Mack-Cali Sub XVII, Inc. its general
     partner

By:  _____________________________               By: ___________________________
     Michael K. Nevins                               Name:
     Vice President - Leasing                        Title:

                                    EXHIBIT C
                                    ---------

                          LESSEE'S WORK AND ALTERATIONS


Lessee may make the alterations required for Lessee's use of the Premises (hereinafter the "Work") after the commencement of the Term subject to the following:

1.       a.       Lessee, at its sole cost and expense, shall prepare and
                  submit to Lessor, for Lessor's and governmental approval, the following descriptive information, detailed architectural and engineering drawings and specifications (hereinafter the "Plans") for the Work. The Plans shall be as complete and finished as required to completely describe the Work and shall include, but not be limited to, the following:

                  i. Demolition Plans depicting all existing conditions to be removed, abandoned or cut patched.

                  ii. Architectural floor plans depicting partition locations and types; door location, size, and hardware types.

                  iii. Structural plans, if required, depicting new structural components and their connections to existing elements.

                  iv. Electrical plans depicting all new and existing electrical wiring, devices, fixtures and equipment.

                  v. Mechanical plans depicting all new plumbing, piping, heating, ventilating, air conditioning equipment, and duct work and its connections to existing elements.

                  vi. Life Safety System plans depicting all new or altered alarm system fixtures, devices, detectors and wiring within the Premises and their connection to existing systems.

                  vii. Coordinated reflected ceiling plan showing ceiling systems and materials and all of the above items and their proximity to one another.

                  viii. Finish plans showing locations and types of all interior finishes with a schedule of all proposed materials and manufacturers.

                  The Plans shall provide for all systems and construction components complying with the requirements of all governmental authorities and insurance bodies having jurisdiction over the Building.

         b. The Plans for the Work are subject to Lessor's prior written approval which shall not be unreasonably withheld, provided, however, that Lessor may in any event disapprove the Plans if they are incomplete, inadequate or inconsistent with the terms of the Lease or with the quality and architecture of the Building. Lessor agrees to approve or disapprove the Plans within three (3) business days of receipt of same (the "Lessor's Approval Period"). If Lessor disapproves the Plans or any portion thereof, Lessor shall promptly notify Lessee thereof and of the revisions which Lessor reasonably requires in order to obtain Lessor's approval. Lessee shall, at its sole cost and expense and within five (5) days after approval of the Plans by Lessor and Lessee, submit the Plans, in such form as may be necessary, with the appropriate governmental agencies for obtaining required permits and certificates. Any changes required by any governmental agency affecting the Work or the Plans shall be complied with by Lessee in completing said Work at Lessee's sole cost and expense. Lessee shall submit completed Plans to Lessor simultaneously with Lessee's submission of said plans to the local building department.

                              Exhibit C - Page 1

2. Lessor shall permit Lessee to solicit competitive pricing and select its own general and/or individual subcontractors to perform the Work at its sole cost. Lessee's use of its own contractor and/or individual subcontractors shall be subject to the following:

         a. All general contractors shall be subject to Lessor's prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

         b. Lessee shall instruct all approved general contractors to use Lessor's Base Building Sub-Contractors for heating, ventilation, air conditioning, electrical, fire suppression and life safety systems (hereinafter "Building Systems"). and other subcontractors may be used only when specifically approved in writing by Lessor, which approval shall not be unreasonably withheld, conditioned or delayed.

         c. The Base Building Sub-Contractors and their respective trades are set forth in Paragraph 6 below.

         d. Lessee notifies Lessor in writing of Lessee's selection of general and subcontractors.

         e. All costs associated with the bidding process soliciting competitive pricing will be at the sole cost and expense of the Lessee.

         f. Lessee's workmen and mechanics shall work in harmony and not interfere with the labor employed by Lessor, Lessor's mechanics or contractors or by any other occupant of the Building or their mechanic or contractors, if any. If at any time Lessee and/or its contractors cause disharmony or interference with the operation of the Building, Lessor shall give forty-eight (48) hours written notice to Lessee and within twenty-four (24) hours Lessee shall resolve any dispute so that the tenor of the construction process and the operation of the Building is returned to that which existed prior to Lessor's notice. Such entry by Lessee's contractors shall be deemed controlled by all of the terms, covenants, provisions and conditions of the Lease.

         g. Prior to the commencement of the Work, Lessee shall provide Lessor with evidence of Lessee's contractors and sub-contractors carrying such worker's compensation, general liability, personal and property insurance required by law and in amounts no less than the amounts set forth in Paragraph 7 herein. Lessor shall not be liable in any way for any injury, loss or damage which may occur to any portion of the Work, Lessee's decorations, or installments so made, the same being solely at Lessee's risk.

         h. In the event Lessor approves the use of subcontractors other than Lessor's Base Building sub-contractors, all proposed Building System work, including the preparation of the plans and specifications identified herein, shall be approved by Lessor's engineers (the "Engineering Review"), and any cost thereof shall be Lessee's responsibility.

         i. Lessor shall afford Lessee and its contractors the opportunity to use the Building facilities in order to enable Lessee and its contractors to perform the Work, provided however, that Lessee and its contractors shall remain responsible for the scheduling and transportation of materials and equipment used in the performance of such work. Lessee shall give Lessor adequate prior notice with regard to the scheduling and transportation of materials in and out of the Building. Lessor shall furnish, at Lessor's expense, water, electricity, heat and ventilation during the performance of the Work during regular construction trade hours of 8:00 a.m. to 5:00 p.m., Monday through Friday, exclusive of trade holidays. Any services required by Lessee during other hours shall be paid by Lessee at Lessor's customary charge therefor.

                              Exhibit C - Page 2

         j. All work installed by Lessee and its sub-contractors shall require inspections to be made by Lessor's Base Building Sub-Contractors at Lessee's or Lessee's contractors expense, such fees to be reasonable and customary, (the "Inspection Fees"). The Base Building Sub-Contractors shall supply Lessor with certification that work so preformed has been completed in accordance with the Plans which have been previously approved by Lessor. If a Base Building Sub-Contractor is selected and actually installs the work, the Inspection Fees described in this paragraph with respect to such work shall not be required. The Inspection Fees together with the Building Manager's fees shall not exceed $4,000.00.

         k. Lessee shall be responsible for all cleaning and removal of debris necessitated by the performance of the Work. If Lessee fails to provide such cleaning and removal, the same may be performed by Lessor on Lessee's behalf and Lessee will pay Lessor an amount equal to the contractor's charge therefore.

         l. Neither the outside appearance nor the strength of the Building or of any of its structural parts shall be affected by the Work.

         m. The proper functioning of any of the Building Systems shall not be adversely affected or the usage of such systems by Lessee shall not be materially increased above the projected usage of such systems indicated by the current plans and specifications of the Building.

         n. Lessee and its general and sub-contractors shall be bound by and observe all of the conditions and covenants contained in the Lease and this Exhibit C.

         o. Lessor shall designate a "Project Manager" as its representative in the Building who shall be responsible for coordination and supervision of the Work as it pertains to the daily operation of the Building. The Project Manager and his subordinates shall be granted access to the Premises at all times during the construction period. Lessee shall pay to Lessor, with the fifteen (15) business days of billing, all reasonable costs applicable to Lessor's supervisory and coordination work during the construction period, at a rate of $75.00 per hour, such charges, together with the Inspection Fees, shall not exceed $4,000.00.

3.       Intentionally Omitted.

4. Any part of the Work within the Premises shall become the property of the Lessor upon installation. Furthermore, with respect to any material and installation which is part of the Work, Lessee shall not be entitled to remove, pledge or sell same unless otherwise agreed to in writing by Lessor and Lessee. No refund, credit, or removal of said items shall be permitted at the termination of the Lease. Items installed that are not integrated in any such way with other common building materials do not fall under this provision (Example: shelving, furniture, trade fixtures).

5. Lessor shall provide a cash contribution of FOUR HUNDRED EIGHTY-TWO THOUSAND FOUR HUNDRED FIFTY AND DOLLARS ($482,450.00) ("Lessor's Construction Allowance") for payment of the costs associated with the completion of the Work. Lessor shall make progress payments to Lessee on a monthly basis, for the Work performed to date and/or for materials delivered to the Premises during the previous month, less a retainage of ten percent (10%) of each progress payment ("Retainage"). Each of Lessor's progress payments shall be limited to that fraction of the total amount of such payment, the numerator of which shall be the amount of Lessor's Construction Allowance, and the denominator of which shall be the total contract (or estimated) price for the performance of all of the Work shown on all plans and specifications approved by Landlord. Provided that Lessee delivers requisitions to Lessor on or prior to the 10th day of any month, such progress payments shall be made within 20 days next following the delivery to Lessor of requisitions therefor, signed by a financial officer of Lessee, which requisitions shall set forth the names of each contractor and subcontractor to whom payment is due, and the amount thereof, and shall be accompanied by (i) copies of partial waivers of lien from all contractors, subcontractors and materialman covering all work and

                              Exhibit C - Page 3
         materials which were the subject of previous progress payments by Lessor and Lessee, (ii) a written certification from Lessee's architect that the work for which the requisition is being made has been completed substantially in accordance with the plans and specifications approved by Lessor and (iii) such other documents and information as Lessor may reasonably request. Any such requisition made following the 10th day of any month shall be paid no later than the last day of the month following the month in which such requisition is made. If Lessee does not pay any contractor as required by this provision, Lessor shall have the right upon notice to Lessee, but not the obligation, to promptly pay to such contractor all sums so due from Lessee, and Lessee agrees the same shall be deemed Additional Rent and Lessor shall have all remedies available under this Lease, at law or in equity for collection from Lessee of all sums so paid by Lessor.

         The Retainage of Lessor's Construction Allowance shall be payable within ten (10) business days of Lessor's receipt of the following:

         a. Copy of the Certificate of Occupancy (temporary and permanent) issued by the local construction official;

         b. AIA Document G704, Certificate of substantial completion issued and signed by Lessee's Architect;

         c. Release of Lien statements from the general and all sub-contractors associated with the Work;

         d. Lessee shall provide Lessor a set of reproducible drawings of the Plans and a "CAD" file (in .DWG or .DXF format) of the "As-Built" Plans; and

         e. Lessee has paid all sums due and owing Lessor under the Lease and this Exhibit C.

         If Lessor fails to make such payment(s) of Lessor's Construction Allowance that is due and payable hereunder within the time periods set forth above, Lessee shall so notify Lessor ("Lessee's Notice"). Lessee's Notice shall state the following in bold and capital letters:
         "IF LESSOR FAILS TO PAY LESSOR'S CONTRUCTION ALLOWANCE DUE AND PAYABLE PURSUANT TO EXHIBIT C OF THE LEASE WITHIN FIVE (5) BUSINESS DAYS OF YOUR RECEIPT OF THIS NOTICE, LESSEE MAY DEDUCT SUCH SUM(S) FROM THE FIXED BASIC RENT DUE AND PAYABLE UNDER THE LEASE." If Lessor shall fail to make such payment of Lessor's Construction Allowance within such five (5) business day period, Lessee shall have the right to deduct such sums from the Fixed Basic Rent due and payable by Lessee under the Lease.

6.       The Base Building Sub-Contractors are:

                  Fire Sprinkler Contractor
                  See Attached Exhibit A

                  Electrical Contractor
                  See Attached Exhibit A

                  Plumbing Contractor
                  See Attached Exhibit A

                  HVAC Contractor
                  See Attached Exhibit A

7.       Lessee's Contractor's Insurance:

         a. The Lessee shall require any and all contractors of the Lessee performing work on or about the Premises to obtain and/or maintain specific insurance coverage for events which could occur while operations are being performed and which could occur after the completion of the work. The insurance coverage of the contractor shall be at least equal to the coverage required by Article 30 of the Lease and the contractor shall name Lessor and, if requested, Mortgagee as additional insureds on all policies of liability insurance.

                              Exhibit C - Page 4

         b. The contractor shall purchase and maintain such insurance as will protect itself and Lessor and Lessee from claims set forth below which may arise out of or result from its operations under the contract and after contract completion with Lessee, whether such operations are performed by the contractor or by any subcontractor or by anyone directly or indirectly employed by any of them or by anyone for whose acts any of them may be liable. The insurance coverage shall include but not be limited to protection for:

                  i. Claims under Workers or Workmens Compensation, Disability Benefits, and other Employee Benefit Acts;

                  ii. Claims for damages because of bodily injury, occupational sickness, disease or death of its employees;

                  iii. Claims for damages because of bodily injury, sickness, disease, or death of any person other than its employees;

                  iv. Claims for damages insured by the usual personal injury liability coverages which are sustained by (i) any person as a result of an offense directly or indirectly related to the employment of such person by the contractor, or (ii) by any other person;

                  v. Claims for damages, other than to the work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

                  vi. Claims for damages because of bodily injury or death of any person and/or property damage arising out of the ownership, maintenance, or use of any motor vehicle; and

                  vii. Claims which include the foregoing, but not limited thereto, which may occur while operations are being performed and claims which may occur after operations are completed.

         c. Lessee shall secure evidence of Lessee's contractor's insurance coverage adequate to protect Lessor and Lessee.

         d. The contract between the Lessee and its contractor shall require that the Lessee's contractor hold the Lessor harmless in a form and manner equal to the indemnity agreement in
                  Article 33, "Indemnity" of the Lease agreement.

         e. Lessee shall cause to be executed a waiver of all rights their contractors have or may have against Lessor and any Mortgagee involved in the Premises in any way, for damages caused by fire or other perils so insured.

8. All sums payable by Lessee to Lessor in connection with this Exhibit C and any other work to be performed by Lessor within the Premises and billable to Lessee shall be deemed Additional Rent.



                                      -END-


                              Exhibit C - Page 5